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                                                                     EXHIBIT 3.3

                                   NO. 96077

                       FRESH CERTIFICATE OF INCORPORATION
                          CONSEQUENT ON CHANGE OF NAME

           IN THE OFFICE OF THIS REGISTRAR OF COMPANIES, MAHARASHTRA,
                                     MUMBAI

In the matter of REDIFF COMMUNICATION LIMITED

     I hereby approve and signify in writing under Section 21 of the Companies Act, 1956 (Act of 1956) read with the Government of India, Department of Company Affairs, Notification No. G.S.R. 507E dated the 24th June 1985 the change of name of the Company:

from REDIFF COMMUNICATION LIMITED

to   REDIFF.COM INDIA LIMITED

and I hereby certify that REDIFF COMMUNICATION LIMITED which was originally incorporated on NINTH day of JANUARY 96 under the Companies Act, 1956 and under the name REDIFF COMMUNICATION PRIVATE LIMITED having duly passed the necessary resolution in terms of section 21 of the Companies Act, 1980 the name of the said Company is this day changed to REDIFF.COM INDIA LIMITED and this certificate is issued pursuant to Section 23(1) of the said Act.

     GIVEN UNDER MY HAND AT MUMBAI THIS FIFTEENTH day of FEBRUARY TWO THOUSAND.


                                          /s/ D. VIJAYA BHASKAR
      [SEAL]                            DY. REGISTRAR OF COMPANIES
                                           MAHARASHTRA, MUMBAI